Exhibit 99.1

PRESS RELEASE

Allegiance Bancshares, Inc.

8847 West Sam Houston Parkway N., Suite 200

Houston, Texas 77040

ir@allegiancebank.com

ALLEGIANCE BANCSHARES, INC. TO

HOLD VIRTUAL ANNUAL MEETING

HOUSTON, April 8, 2020 - Allegiance Bancshares, Inc. (NASDAQ: ABTX) (the "Company"), the holding company of Allegiance Bank (the "Bank"), today announced that, due to the public health impact of the coronavirus (COVID-19) pandemic and out of concern for the health and well-being of the Company’s employees and shareholders, its Annual Meeting of Shareholders, to be held on Thursday, April 23, 2020 at 1:30 p.m. Central Time, has been changed to a virtual meeting. Shareholders will not be able to attend the Annual Meeting in person this year.

Shareholders are entitled to participate in the Annual Meeting if they were a registered shareholder as of the close of business on February 28, 2020, the record date, or hold a legal proxy for the meeting provided by the bank, broker or other nominee that holds the shares on the shareholder’s behalf.

To take part in the Annual Meeting, shareholders can go to www.meetingcenter.io/224798820 in a web browser. Further information regarding this change to the location of the Annual Meeting, including specific instructions for shareholders to log in and access, vote at and otherwise participate in the Annual Meeting, can be found in the proxy supplement filed by the Company with the Securities and Exchange Commission (“SEC”) and furnished to shareholders on April 8, 2020. Whether or not a shareholder plans to attend the Annual Meeting by virtual means, the Company urges its shareholders to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement, dated March 13, 2020, that was filed with the SEC and furnished to shareholders.

Allegiance Bancshares, Inc.

As of December 31, 2019, Allegiance was a $4.99 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to small to medium-sized businesses and individual customers in the Houston region. Allegiance’s super-community banking strategy was designed to foster strong customer relationships while benefiting from a platform and scale that is competitive with larger local and regional banks.  As of December 31, 2019, Allegiance Bank operated 27 full-service banking locations in the Houston region, which we define as the Houston-The Woodlands-Sugar Land and Beaumont-Port Arthur metropolitan statistical areas, with 26 bank offices and one loan production office in the Houston metropolitan area and one bank office location in Beaumont, just outside of the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “continues,” “anticipates,” “intends,” “projects,” “estimates,” “potential,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings.  Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.